                                                   Mayer, Brown, Rowe & Maw LLP
                                                                  1675 Broadway
                                                  New York, New York 10019-5820
September 25, 2006
                                                        Main Tel (212) 506-2500
                                                        Main Fax (212) 262-1910
                                                         www.mayerbrownrowe.com

Stanwich Asset Acceptance Company, L.L.C.
Seven Greenwich Office Park
599 West Putnam Avenue
Greenwich, Connecticut 06830

         Re: Legality Opinion-Stanwich Asset Acceptance Company, L.L.C.
             Asset-Backed Pass-Through Certificates, Series 2006-NC4
             -------------------------------------------------------

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form
S-3 (File No. 333-134218), filed by Stanwich Asset Acceptance Company, L.L.C., a
Delaware corporation (the "Registrant"), with the Securities and Exchange
Commission (the "Commission") on May 17, 2005 and declared effective on July 14,
2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Asset-Backed Pass-Through
Certificates, Series 2006-NC4 (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of September 1,
2006 (the "Pooling and Servicing Agreement"), as more particularly described in the prospectus, dated August 1, 2006 and the prospectus supplement, dated
September 25, 2006, relating to the Certificates (together, the "Prospectus").

         We have assumed for the purposes of the opinions set forth below that the Certificates will be sold by you for reasonably equivalent consideration. We have also assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In addition, we have assumed that the parties to the Pooling and Servicing Agreement will satisfy their respective obligations thereunder.

Stanwich Asset Acceptance Company, L.L.C.
September 25, 2006

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Pooling and
Servicing Agreement has been duly and validly executed and delivered by the parties thereto, and the Certificates have been duly executed and delivered in accordance with the Pooling and Servicing Agreement and sold, the Certificates will be legally issued, fully paid and nonassessable, and the holders of the
Certificates will be entitled to the benefits of the Pooling and Servicing
Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the headings
"Legal Matters" in the Prospectus and "Legal Opinions" in the Prospectus
Supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the
Registration Statement, including this exhibit or otherwise.

                                               Very truly yours,

                                               /s/ Mayer, Brown, Rowe & Maw LLP

                                               MAYER, BROWN, ROWE & MAW LLP

JVG/TS/WM/PL